Exhibit 99.1

THIS IS NOT A LETTER OF TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY

for Shares of Common Stock of

SILVER DRAGON RESOURCES INC.

pursuant to the offer to Purchase, dated __________, 201_ of

NIREK RESOURCES INC. AND GUARDIANS OF GOLD INC.

THE OFFER IS OPEN FOR ACCEPTANCE UNTIL 1:00 P.M. (TORONTO TIME) ON
February 21, 2012
(THE “EXPIRY TIME”), UNLESS EXTENDED OR WITHDRAWN

          This Notice of Guaranteed Delivery must be used to accept the offer, dated _________, 201_ (the “Offer”) made by Nirek Resources Inc. (“NRI”) and Guardians of Gold Inc. (“GOG”) to purchase the outstanding shares of common stock of Silver Dragon Resources Inc. (“SDRG Shares”), if (i) share certificate(s) (the “Share Certificates”) representing the SDRG Shares to be deposited are not immediately available; or (ii) the shareholder cannot deliver all required documents to the Depository at or prior to the Expiry Time. This Notice of Guaranteed Delivery may be delivered by hand, mailed or transmitted by facsimile transmission to the office of the Depository set forth below.

          The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the prospectus have the meanings given to them in the prospectus.

TO:	NIREK RESOURCES INC. AND GUARDIANS OF GOLD INC.

AND TO:	HERITAGE TRANSFER AGENCY INC., at its office set forth below:

By Registered Mail, Hand or Courier
4 King Street West
Suite 1320
Toronto, Ontario
M5H 1B6

By Facsimile Transmission
(416) 864-0175

          If a shareholder wishes to deposit his or her SDRG Shares pursuant to the Offer and (i) the Share Certificates representing the SDRG Shares are not immediately available, or (ii) such shareholder is not able to deliver the Share Certificates representing the SDRG Shares and all other required documents to the Depository prior to the Expiry Time, such SDRG Shares may nevertheless be deposited pursuant to the Offer provided that all of the following conditions are met:

Share Certificate Number(s)*	Name(s) in which Registered	Number of SDRG Shares Represented by Share Certificate	Number of SDRG Shares Deposited*

(a)	Such deposit is made by or through an Eligible Institution;

(b)

a properly completed and duly executed Notice of Guaranteed Delivery in the form enclosed herewith (printed in yellow paper), or a manually signed facsimile thereof, is received by the Depository at its office as set forth on the Notice of Guaranteed Delivery, prior to Expiry Time; and

the Share Certificates representing deposited SDRG Shares in proper form for transfer, together with a proper completed and duly executed Letter of Transmittal in the form enclosed herewith (printed on blue paper), or a manually signed facsimile thereof and all other documents required by such Letter of Transmittal on or before 1:00 p.m. (Toronto time) not later than ten (10) trading days after delivery to the Depository of a properly completed and duly executed Notice of Guaranteed Delivery.

          DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

          This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature must appear in the applicable space in the Letter of Transmittal.

          The undersigned hereby deposits with NRI and GII, upon the terms and subject to the conditions set forth in the Letter of Transmittal, receipt of which is hereby acknowledged, the Common Shares listed below, pursuant to the guaranteed delivery procedure.

NOTE: DO NOT SEND SHARE CERTIFICATES FOR SDRG SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES FOR SDRG SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

TOTAL:

(This table to be completed by shareholders wishing to tender under the Offer)

(If space is insufficient, please attach a list to this Letter of Transmittal in the above form.)

*Unless otherwise indicated, all SDRG Shares evidenced by any Share Certificate(s) submitted to the Depository will be deemed to have been deposited under the Offer.

Signature(s) of Holder(s) of Shareholder(s)	Address(es)

Name (please print)

Date	Zip Code

Area Code and Telephone Number of Shareholder

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, guarantees delivery to the Depository, at its address set forth herein, of the Share Certificate(s) representing the SDRG Shares deposited hereby, each in proper form of transfer with respect to all SDRG Shares deposited hereby, together with a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees, covering the deposited SDRG Shares and all other documents required by the Letter of Transmittal at or prior to 1:00 p.m. (Toronto time) not later than ten (10) trading days after delivery to the Depository of a properly completed and duly executed Notice of Guaranteed Delivery.

Failure to comply with the foregoing could result in a financial loss to such Eligible Institution.

Name of Firm	Authorized Signature

Address of Firm	Name (please print)

Title

Zip Code/Postal Code	Date

Telephone Number